Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 24, 2010 in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-170755) and related Prospectus of Globus Maritime Limited for the registration of 6,117,389 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece.
November 24, 2010